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                                                                     EXHIBIT 3.3

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                     HANOVER COMPRESSION LIMITED PARTNERSHIP



     FIRST:   The name of the limited partnership is Hanover Compression Limited
Partnership.

     SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:   The name and mailing address of the sole general partner of the limited partnership is:

                           Hanover LLC 3, LLC
                           300 Delaware Avenue, Suite 900
                           Wilmington, DE 19805


Dated:  December 7, 2000.

                                      HANOVER LLC 3, LLC,
                                      as sole general partner


                                      By:  /s/ William S. Goldberg
                                           -------------------------------
                                           William S. Goldberg
                                           President